Exhibit 1
VOTING AGREEMENT
VOTING AGREEMENT (this “Agreement”), dated as of September 29, 2011 , is between David H. Hancock (“Hancock”), and the stockholders of NASB Financial, Inc., a Missouri corporation (the “Company”) set forth on the signature page hereof (the “Stockholders,” and each, a “Stockholder”).
WHEREAS, as of the date hereof, each Stockholder owns of record or beneficially the number of shares of common stock, par value $0.15 per share of the Company (“Common Stock”) set forth below such Stockholder’s name on the signature page hereof; and
WHEREAS, the Stockholders desires to formalize their understandings and arrangements whereby they will vote their shares of Common Stock as directed by Hancock during the term of this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
1. Voting Agreement. Each Stockholder hereby agrees that, with respect to each meeting of the stockholders of the Company or any action to be taken by written consent, the Stockholder shall vote (or cause to be voted) the shares of Common Stock held of record or beneficially by Stockholder (or, as applicable, shall execute or cause to be executed written consents with respect to such shares) in the manner directed by Hancock with respect to all matters for which the vote or approval of the stockholders of the Company are sought.
2. Term and Termination. This Agreement shall commence on the date hereof and continue for a period of ten (10) years; provided that either party hereto may terminate this Agreement by providing thirty (30) days prior written notice of termination to the other party.
3. Transfers of Common Stock. Nothing in this Agreement shall restrict in any way the right of any Stockholder to transfer any of its shares of Common Stock. Prior to such transfer, Stockholder shall provide the Company with notice of the intended transfer and the number of shares of Common Stock intended to be transferred. Shares transferred in accordance with this Section 3 to a party who is not a Stockholder shall not thereafter be subject to this Agreement.
4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof. This Agreement constitutes the entire agreement between Hancock and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both written and oral, with respect to the subject matter hereof. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery, to the address for the recipient set forth below the recipient’s name on the signature page hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

/s/ David H. Hancock
David H. Hancock
12498 South 71 Highway Grandview, Missouri 64030

STOCKHOLDERS: Linda S. Hancock
By:	/s/ Linda S. Hancock
	Name:	Linda S. Hancock
	Title:	Owner
	Address:	5049 Wornall, Apt. 5EF Kansas City, Missouri 64112
Number of Shares: 264,068

Eugene Alexander Hancock, Trustee of the David H. Hancock GST Trust for Eugene Alexander Hancock u/t/a dated September 8, 2009
By:	/s/ Eugene Alexander Hancock
	Name:	Eugene Alexander Hancock
	Title:	Trustee
	Address:	5923 Overhill Road Mission Hills, Kansas 66208
Number of Shares: 238,510

Lindsay Hancock Harlander, Trustee of the David H. Hancock GST for Lindsay Hancock Harlander u/t/a dated September 8, 2009
By:	/s/ Lindsay Hancock Harlander
	Name:	Lindsay Hancock Harlander
	Title:	Trustee
	Address:	17 Tidewater Way Savannah, Georgia 31411
Number of Shares: 238,510

Patrick David Hancock, Trustee of the David H. Hancock GST for Patrick David Hancock u/t/a dated September 8, 2009
By:	/s/ Patrick David Hancock
	Name:	Patrick David Hancock
	Title:	Trustee
	Address:	301 Elizabeth Street, Apt. 7F New York, New York 10012
Number of Shares: 238,510

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